Exhibit 15


November 12, 1999



The Shareholders and Board of Directors
American Express Company

We are aware of the incorporation by reference in the Registration
Statements (Form S-8 No. 2-46918, No. 2-59230, No. 2-64285, No. 2-73954,
No. 2-89680, No. 33-01771, No. 33-02980, No. 33-28721, No. 33-33552,
No. 33-36422, No. 33-48629, No. 33-62124, No. 33-65008, No. 33-53801,
No. 333-12683, No. 333-41779 and No. 333-52699; No. 333-73111;
Form S-3 No. 2-89469, No. 33-43268, No. 33-50997, No. 333-32525, No. 333-45445,
No. 333-47085 and No. 333-55761) of American Express Company of our report dated November 12, 1999 relating to the unaudited consolidated interim financial statements of American Express Company which are included in its Form 10-Q for the three and nine-month periods ended September 30, 1999.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




                                  /s/ Ernst & Young LLP

New York, New York